Exhibit 3.87

INDIANA SECRETARY OF STATE

BUSINESS SERVICES DIVISION

CORPORATIONS CERTIFIED COPIES

INDIANA SECRETARY OF STATE

BUSINESS SERVICES DIVISION ,

302 West Washington Street, Room E018

Indianapolis, IN 46204

http://www.sos.in.gov

October 04, 2011

Company Requested:	RESOLUTE ACQUISITION CORPORATION
Control Number:	2003021400190

Date	Transaction	# Pages
02/13/2003	Articles of Incorporation	7
05/15/2003	Certificate of Assumed Business Name	2

State of Indiana
Office of the Secretary of State
I hereby certify that this is a true and complete copy of this 9 page document filed in this office.
Dated: October 04, 2011 Certification Number: 2011100437214

Secretary of State

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

State of Indiana

Office of the Secretary of State

CERTIFICATE OF INCORPORATION

of

RESOLUTE ACQUISITION CORPORATION

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, February 13, 2003.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 13, 2003.
/s/ Tood Rokita
TODD ROKITA, SECRETARY OF STATE

2003021400190/2003021405470

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

2003021400190

ARTICLES OF INCORPORATION

OF

RESOLUTE ACQUISITION CORPORATION

ARTICLE ONE

Name, Duration, and Character of Business

The name of the corporation is Resolute Acquisition Corporation (hereinafter referred to as the “Corporation”). The duration of the Corporation shall be perpetual. The purpose for which the Corporation is organized is to provide behavioral healthcare and educational services and to transact any and all lawful business for which corporations may be incorporated under the laws of the State of Indiana, as may be amended from time to time.

ARTICLE TWO

Authorized Shares

The Corporation shall have authority to be exercised by the Board of Directors to issue not more than five hundred thousand (500,000) shares of capital stock, with no par value, all of which shall be designated “Common Stock.” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE THREE

Registered Office and Agent

The registered office of the Corporation, at the time of this filing, is located at 36 South Pennsylvania Street, Indianapolis, Indiana 46204. The registered agent of the Corporation at its registered office, at the time of this filing, is CT Corporation System.

ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows: John Little, 1705 Capital of Texas Highway South, Fifth Floor, Austin, Texas 78746.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE FIVE

Principal Office

The mailing address of the principal office of the Corporation, at the time of this filing, is 320 North Tibbs Avenue, Indianapolis, Indiana 46222.

ARTICLE SIX

Limitation of Liability

6.1 Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by the Corporation because of any action taken or not taken by such person in his or her capacity as a member of the Board of Directors of the Corporation in good faith and in reliance upon (1) financial statements of the Corporation represented to such person to be correct by the chief executive officer or the chief financial officer of the Corporation, (2) financial statements of the Corporation certified by independent public accountants or independent certified public accountants fairly to present the financial condition of the Corporation in accordance with generally accepted accounting principles, (3) opinions of legal counsel to the Corporation, or (4) opinions of any engineers, appraisers or other experts whose professions give authority to the opinions so expressed by them. This section shall not be construed to subject any such person to liability to the Corporation for loss or damage suffered by the Corporation because of any other action taken or not taken by such person for which such person would not otherwise be liable to the Corporation under applicable common and statutory law.

6.2 Future Modification. Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission prior to the effective date of such repeal or modification.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

ARTICLE SEVEN

Indemnification

7.1 Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (Ind. Code §§ 23-1-37-1, et seq.) which arc used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

7.2 Indemnification of Directors and Officers. The Corporation shall indemnity any person made or threatened to he made a party to any action, suit, or proceeding, whether civil or criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she, his or her testator, or his or her intestate is or was a director or officer of the Corporation or of any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, which he or she served as such at the request of the Corporation (any such person made or threatened to be made such a party is hereinafter termed a “Qualifying Person”), against liability and the reasonable expenses, including attorneys’ fees, actually incurred by him or her in connection with such action, suit, or proceeding, or in connection with any appeal therein, if: (i) his or her conduct was in good faith: (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation’s best interests, and (b) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests: and (iii) in the case of any criminal proceeding, he or she (a) had reasonable cause to believe his or her conduct was lawful, or (b) had no reasonable cause to believe his or her conduct was unlawful.

The Corporation shall pay for or reimburse the reasonable expenses incurred by a Qualifying Person in advance of final disposition of any such action, suit, or proceeding if the following occur: (i) the Qualifying Person furnishes to the Corporation a written affirmation of

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

his or her good faith belief that he or she has met the standard of conduct necessary for indemnification described in this Section 7.2 (the “Standard”); (ii) he or she furnishes the Corporation a written undertaking executed by him or her to repay any such advance if it is ultimately determined that he or she did not meet the Standard; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 7.2.

7.3 Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity whether or not for profit.

7.4 Non-Exclusive Provision. The indemnification authorized under this Article 7 is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (Ind. Code §§ 23-1-37-1, et seq.) and in no way limits the indemnification provisions of such Chapter.

ARTICLE EIGHT

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers,

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE NINE

Board of Directors

The Board of Directors, at the time of this filing, consists of one member whose name and address is as follows: Kevin P. Shechan, 1705 Capital of Texas Highway South, Fifth Floor. Austin, Texas 78746, who shall serve until a successor is duly elected and qualified.

ARTICLE TEN

Shareholder Action

Meetings of the shareholders of the Corporation shall be held at such place within or without the State of Indiana, as may be specified in the respective notices of such meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, in accordance with Indiana Code § 23-1-29-4, as amended, and such written consent is filed with the minutes of the proceedings of the shareholders.

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation executes these Articles of Incorporation and verifies, subject to penalties for perjury, that the statements contained herein are true, this 13th day of February, 2003.

INCORPORATOR

/s/ John Little
John Little

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ASSUMED BUSINESS NAME

of

RESOLUTE ACQUISITION CORPORATION

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Certificate of Assumed Business Name of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

Following said transaction the entity named above will be doing business under the assumed business name(s) of:

YFCS REL

RESOLUTE TREATMENT CENTER

RESOLUTE TREATMENT FACILITY

RESOLUTE

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, May 15,2003.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, May 15, 2003.

[SEAL]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, May 15, 2003.
/s/ Todd Rokita
TODD ROKITA, SECRETARY OF STATE

2003021400190/2003051624666

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The Indiana Secretary of State filing office certifies that this copy is on file in this office.

2003021400190

[SEAL]	CERTIFICATE OF ASSUMED BUSINESS NAME	SUE ANNE GILROY
	(All Corporations)	SECRETARY OF STATE
	State Form 30353 (R10 / 1-02)	CORPORATIONS DIVISION
	State Board of Accounts Approved 2002	302 W. Washington St. Rm E018
Indianapolis, IN 46204
Telephone, (317) 232-6576

	Indiana Code 23-15-1-1, et seq.
INSTRUCTIONS:
1. This certificate must also be recorded in the office of County Recorder of each county in which a place of business or office is located.	FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership Not-For-Profit Corporation
2. FEES ARE PER CERTIFICATE. Please make check or money order payable to Indiana Secretary of State.		$30.00
		$26.00

Please TYPE or PRINT.

1. Name of Corporation. LLC or LP	2. Date of incorporation / admission/ organization
Resolute Acquisition Corporation	2/13/03

3. Address at which the Corporation, LLC, LP will do business or have an office in Indiana, if no office in Indiana, then state current registered address (street address)

320 North Tibbs Avenue
City, state and ZIP code

Indianapolis, Indiana 46222

4. Assumed business name(s)

YFCS Rel; Resolute Treatment Center; Resolute Treatment Facility; Resolute

5. Principal office address of the Corporation, LLC, LP (street address)

320 North Tibbs Avenue
City, state and ZIP code

Indianapolis, Indiana 46222

6. Signature of officer or other authorized party	7. Printed name and title
/s/ J. Mack Nunn	J. Mack Nunn, Treasurer

This instrument was prepared by: Hall, Render et al., 2000 One American Square, Indianapolis, IN 46282

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